As filed with the Securities and Exchange Commission on September 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atara Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0920988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 Gateway Blvd., Suite 900 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Atara Biotherapeutics, Inc. Second Amended and Restated 2018 Inducement Plan

(Full title of the plan)

Pascal Touchon

President and Chief Executive Officer

611 Gateway Blvd., Suite 900

South San Francisco, California 94080

(650) 278-8930

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Utpal Koppikar Chief Financial Officer 611 Gateway Blvd., Suite 900 South San Francisco, California 94080 (650) 278-8930	Carlton Fleming Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 (415) 772-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share (the “Common Stock”)
—Atara Biotherapeutics, Inc. 2018 Inducement Plan	1,500,000 (3)	$17.08	$25,620,000.00	$2,795.14

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Atara Biotherapeutics, Inc. (the “Registrant”) that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Common Stock reported on The Nasdaq Stock Market LLC on September 24, 2021.

(3)

Represents shares of Common Stock that were added to the shares authorized for issuance under the Registrant’s 2018 Inducement Plan (the “Inducement Plan”). On September 21, 2021, the Board of Directors of the Registrant approved an amendment to the Inducement Plan to provide for the reservation of an additional 1,500,000 shares of Common Stock to be issued under the Inducement Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Atara Biotherapeutics, Inc., a Delaware corporation (the “Registrant”), relating to 1,500,000 shares of its common stock, $0.0001 par value per share (“Common Stock”), issuable under the Atara Biotherapeutics, Inc. 2018 Inducement Plan (the “Inducement Plan”). The Registrant filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2019 and November 9, 2020 Registration Statements on Form S-8 (Registration No. 333-229861 and Registration No. 333-249976, respectively) relating to shares of Common Stock issuable under the Inducement Plan (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant are incorporated in this Registration Statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 1, 2021 (the “2020 10-K”);

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the Commission on May 4, 2021 and August 9, 2021, respectively;

(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 4, 2021, June 9, 2021 and August 10, 2021; and

(4)

The description of the Common Stock included in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on July  16, 2014, including any subsequent amendments or reports filed to update such description, including Exhibit 4.5 to our 2020 Form 10-K.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

4.2 (2)	Amended and Restated Bylaws of Atara Biotherapeutics, Inc.

4.3*	Atara Biotherapeutics, Inc. 2018 Inducement Plan, as amended and restated

5.1*	Opinion of Sidley Austin LLP with respect to the validity of the securities being registered hereby

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Commission on June 20, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Commission on June 20, 2014, and incorporated herein by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on the 29th day of September, 2021.

ATARA BIOTHERAPEUTICS, INC.

By	/s/ Pascal Touchon
Pascal Touchon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pascal Touchon and Utpal Koppikar, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Pascal Touchon Pascal Touchon, D.V.M.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2021

/s/ Utpal Koppikar Utpal Koppikar	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 29, 2021

/s/ Ronald Renaud Ronald Renaud	Chairman of the Board	September 29, 2021

/s/ Roy D. Barnes Roy D. Barnes, M.D., Ph.D.	Director	September 29, 2021

/s/ Eric Dobmeier Eric Dobmeier	Director	September 29, 2021

/s/ Matthew Fust Matthew Fust	Director	September 29, 2021

/s/ Carol G. Gallagher Carol G. Gallagher, Pharm.D.	Director	September 29, 2021

/s/ William Heiden William Heiden	Director	September 29, 2021

/s/ Ameet Mallik Ameet Mallik	Director	September 29, 2021

/s/ Maria Grazia Roncarolo Maria Grazia Roncarolo, M.D.	Director	September 29, 2021

/s/ Beth Seidenberg Beth Seidenberg, M.D.	Director	September 29, 2021